Exhibit 99.1

Microbot Medical Strengthens Global IP Portfolio with Newly Granted Patent in China

Significant Development Supports Long-Term Global Commercial Strategy of the LIBERTY® System

HINGHAM, Mass., June 17, 2025 — Microbot Medical Inc. (Nasdaq: MBOT), developer of the innovative LIBERTY Endovascular Robotic System, announced that it has been granted a critical patent in China by the China National Intellectual Property Administration (CNIPA), a key step in the Company’s global IP expansion strategy. The patent, which covers the robotic manipulation of a surgical tool handle, further validates the Company’s technological innovation and expands its intellectual property (IP) portfolio. This milestone demonstrates Microbot’s continued commitment to protect its proprietary technology as it builds a broader global commercialization strategy.

This growing portfolio with respect to LIBERTY, which includes nine patents granted globally and 59 patent applications pending, helps ensure the Company maintains a competitive advantage while protecting the unique capabilities of the LIBERTY System. The Company’s primary objective remains focused on the U.S. market and preparing for the anticipated Q3 2025 commercial launch of the LIBERTY Endovascular Robotic System, upon planned FDA clearance.

Preparations for the anticipated U.S. launch are underway with regulatory, operational and commercial activities accelerating. In parallel, Microbot is laying the groundwork to enter international markets and maximize the long-term potential of the LIBERTY system.

“As we move closer to our projected U.S. commercial launch of the LIBERTY System, upon planned FDA clearance, we continue to take the necessary steps to build and protect the foundation for sustained growth and global reach,” said Harel Gadot, Chairman, CEO & President. “With an estimated over two million peripheral endovascular procedures performed annually in the U.S., and another approximately 2.9 million estimated in China, we believe the opportunity to impact developed and emerging markets is significant. Expanding access to endovascular robotics is central to our mission to improve patient outcomes and enhance procedural capabilities for physicians worldwide.”

LIBERTY® is an investigational device pending FDA 510(k) clearance, and is currently not available for sale in the U.S.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-commercial stage medical technology company with a vision to redefine endovascular robotics and improve the quality of care for millions of patients and providers globally. The Company has developed the world’s first single-use, fully disposable endovascular robotic system, which aims to eliminate traditional barriers to accessing advanced robotic systems. Further information about Microbot Medical® is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, the Company’s need for and ability to obtain additional working capital to continue its transition to a commercially focused company, market conditions, risks inherent in the development and/or commercialization of the LIBERTY® Endovascular Robotic System, uncertainty in the results of regulatory pathways and regulatory approvals, including whether the FDA will timely grant 510(k) clearance to commercially market the LIBERTY® Endovascular Robotic System in the United States if at all, uncertainty resulting from political, social and geopolitical conditions, particularly any changes in personnel or processes or procedures at the FDA and announcements of tariffs on imports into the U.S., disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, Iran and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law

Investor Contact:

IR@microbotmedical.com